EXHIBIT 3.8
                           Delaware                                              PAGE 1
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CP LAUGHLIN REALTY, LLC”, FILED IN THIS OFFICE ON THE FIRST DAY OF AUGUST, A.D. 2003, AT 9:59 O’CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL] 3688341 8100	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State AUTHENTICATION: 2561381
030503469	DATE: 08-01-03

CERTIFICATE OF FORMATION
OF
CP Laughlin Realty, LLC
          1. The name of the limited liability company is CP Laughlin Realty, LLC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of CP Laughlin Realty, LLC this 1st day of August 2003.

/s/ Edwin Rivera
Edwin Rivera, duly authorized

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:38 AM 08/01/2003
FILED 09:59 AM 08/01/2003
SRV 030503469 — 3688341 FILE